                                                AMENDED AND RESTATED
                                            INVESTMENT ADVISORY AGREEMENT

         AMENDED AND  RESTATED  AGREEMENT  made as of the 1st day of January,  2005,  by and between  Panorama  Series
Fund, Inc (the  "Company") on behalf of its  International  Growth Fund/VA (the "Fund"),  and  OppenheimerFunds,  Inc.
("OFI").

         WHEREAS,  the  Fund  is a  series  of  OppenheimerFunds,  Inc.  (the  "Company"),  an  open-end,  diversified management  investment  company  registered as such with the Securities  and Exchange  Commission  (the  "Commission")
pursuant to the Investment  Company Act of 1940 (the  "Investment  Company Act"),  and OFI is a registered  investment adviser;

         NOW,  THEREFORE,  in consideration  of the mutual promises and covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provisions.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter set forth.  OFI shall,  in all matters,  give to the Fund and its Board of  Directors  the benefit of its best  judgment,  effort,  advice and  recommendations  and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the
Investment  Company Act and any rules or  regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law;  (iii) the  provisions of the  Company's  Articles of  Incorporation  and By-Laws as amended from time to time; (iv) policies and  determinations  of the Board of Directors of the Company;  (v) the  fundamental  policies and investment  restrictions of the Fund as reflected its  registration  statement under the Investment  Company Act or as such policies may, from time to time, be amended by the Fund's  shareholders;  and (vi) the  Prospectus  and Statement of  Additional  Information  of the Fund in effect from time to time.  The  appropriate  officers and employees of OFI shall be available  upon  reasonable  notice for  consultation  with any of the  Directors and officers of the Company with respect to any matters  dealing with the business and affairs of the Fund  including  the valuation of any of the
Fund's  portfolio  securities  which are either not  registered  for public sale or not being traded on any securities market.

2.       Investment Management.

         (a)    OFI shall,  subject to the direction and control by the  Company's  Board of Directors,  (i) regularly provide,  alone or in  consultation  with any  subadvisor  or  subadvisors  appointed  pursuant to this  Agreement and subject to the provisions of any investment  subadvisory  agreement respecting the responsibilities of such subadvisor or  subadvisors,  investment  advice  and  recommendations  to the Fund with  respect to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise  continuously the investment program of the Fund and the  composition  of its portfolio and determine  what  securities  shall be purchased or sold by the Fund;  and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

         (b)    Provided  that the Fund shall not be  required to pay any  compensation  other than as provided by the terms  of  this  Agreement  and  subject  to the  provisions  of  paragraph  "7"  hereof,  OFI may  obtain  investment information,  research or assistance  from any other person,  firm or corporation  to supplement,  update or otherwise improve its investment management services.

         (c)    Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless  disregard of its  obligations  and duties under the
Agreement,  OFI shall not be liable for any loss  sustained by reason of good faith errors or omissions in  connection with any matters to which this Agreement relates.

         (d)    Nothing in this Agreement shall prevent OFI or any officer  thereof from acting as investment  adviser for any other  person,  firm or  corporation  and shall not in any way limit or restrict OFI or any of its  directors, officers  or  employees  from  buying,  selling or trading  any  securities  for its own account or for the account of others for whom it or they may be  acting,  provided  that such  activities  will not  adversely  affect or  otherwise impair the  performance by OFI of its duties and  obligations  under this Agreement and under the Investment  Advisers
Act of 1940.

3.       Other Duties of OFI.

         OFI shall,  at its own expense,  employ,  and supervise the  activities of, all  administrative  and clerical personnel or other firms, agents or contractors,  as shall be required to provide effective  corporate  administration for the Fund,  including  the  compilation  and  maintenance  of such records with  respect to its  operations  as may reasonably  be required  (other  than those the Fund's  custodian  or transfer  agent is  contractually  obligated  to compile and maintain);  the  preparation  and filing of such reports with respect  thereto as shall be required by the
Commission;  composition  of  periodic  reports  with  respect to its  operations  for the  shareholders  of the Fund;
composition  of proxy  materials for meetings of the Fund's  shareholders  and the  composition  of such  registration statements  as may be required  by federal  securities  laws for  continuous  public  sale of shares of the Fund.  OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses.

         All other  costs and  expenses  not  expressly  assumed  by OFI under  this  Agreement,  or to be paid by the principal  distributor  of the  shares of the Fund,  shall be paid by the Fund,  including,  but not  limited  to: (i)
interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other insurance  coverage  requisite to its  operations;  (iv) the fees and expenses of its  Directors;  (v) legal and audit  expenses;  (vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii) expenses incident to the issuance of its shares against  payment  therefore by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the registration  under federal securities laws of shares of the Fund for  public  sale;  (x)  expenses  of  printing  and  mailing  reports,  notices  and proxy  materials  to shareholders  of the Fund;  (xi) except as noted  above,  all other  expenses  incidental  to holding  meetings of the
Fund's  shareholders;  and (xii)  such  extraordinary  non-recurring  expenses  as may  arise,  including  litigation, affecting the Fund and any  obligation  which the Fund may have to indemnify  its officers and Directors  with respect thereto.  Any officers or  employees  of OFI or any entity  controlling,  controlled  by or under common  control with
OFI, who may also serve as officers,  Directors or employees of the Fund shall not receive any  compensation  from the
Fund for their services.

5.       Compensation of OFI.

         The Fund  agrees  to pay OFI and OFI  agrees  to  accept  as full  compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the aggregate net assets  value of the Fund as of the close of each  business  day and payable  monthly at the annual  rates set for the in Appendix A.

6.       Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this Agreement and any extensions or renewals  thereof.  To the extent  necessary to protect OFI's rights to the name "Oppenheimer"  under applicable law, such license shall allow OFI to inspect,  and subject to control by the Fund's  Board of  Directors,  control the name and  quality of services  offered by the Fund under such name.  Such license may,  upon  termination  of this  Agreement,  be  terminated by OFI, in which event the
Fund shall promptly take whatever  action may be necessary to change its name and  discontinue  any further use of the name  "Oppenheimer"  in the name of the Fund or otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a)    OFI is  authorized,  in  arranging  the  Fund's  portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or dealers  including  "affiliated"  broker dealers (as that term is  defined  in the  Investment  Company  Act)  (hereinafter  "broker-dealers"),  as may,  in its best  judgment, implement  the  policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and  reliable execution  at the most  favorable  security  price  obtainable)  of the Fund's  portfolio  transactions  as well as to obtain,  consistent  with the provisions of  subparagraph  "(c)" of this paragraph "7," the benefit of such investment information or research as may be of  significant  assistance to the  performance by OFI of its investment  management functions.

         (b)    OFI shall  select  broker-dealers  to effect the  Fund's  portfolio  transactions  on the basis of its estimate of their ability to obtain best execution of particular  and related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best  execution of  particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible, the execution capabilities required by the  transaction  or  transactions;  the ability and  willingness  of the  broker-dealer  to facilitate  the Fund's portfolio  transactions by participating therein for its own account; the importance to the Fund of speed,  efficiency or  confidentiality;  the  broker-dealer's  apparent  familiarity  with sources from or to whom particular  securities might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

         (c)    OFI shall have discretion,  in the interests of the Fund, to allocate brokerage on the Funds portfolio transactions  to  broker-dealers  (other than  affiliated  broker-dealers)  qualified to obtain best execution of such transactions who provide  brokerage and/or research  services (as such services are defined in Section 28(e)(3) of the
Securities  Exchange  Act of 1934) for the Fund  and/or  other  accounts  for which  OFI and its  affiliates  exercise
"investment  discretion" (as that term is defined in Section  3(a)(35) of the Securities  Exchange Act of 1934) and to
cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately  qualified to effect such transaction would have charged for effecting  that  transaction,  if OFI  determines,  in good faith,  that such  commission is reasonable in relation to the value of the brokerage and/or research  services  provided by such  broker-dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such  determination,  OFI will not be required to place or attempt to place a specific dollar value on the brokerage  and/or  research  services provided  or being  provided  by such  broker-dealer.  In  demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all  commissions  were  allocated  for the  purposes  contemplated  by this
Agreement  and that the total  commissions  paid by the Fund  over a  representative  period  selected  by the  Fund's
Directors were reasonable in relation to the benefits to the Fund.

         (d)    OFI shall have no duty or  obligation  to seek  advance  competitive  bidding  for the most  favorable commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will, to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its portfolio  transactions  to the extent  consistent  with the interests and policies of the Fund as  established by the determinations of the Board of Directors and the provisions of this paragraph "7."

         (e)    The Fund recognizes that an affiliated  broker-dealer (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act;  (ii) may be a major  recipient of brokerage  commissions  paid by the Fund;
and  (iii)  may  effect  portfolio  transactions  for the Fund  only if the  commissions,  fees or other  remuneration received or to be received by it are determined in accordance  with procedures  contemplated  by any rule,  regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.       Duration.

         This Agreement  will take effect on the date first set forth above.  Unless  earlier  terminated  pursuant to paragraph 9 hereof,  this Agreement shall continue in effect from year to year, so long as such  continuance  shall be approved at least annually in the manner contemplated by Section 15 of the Investment Company Act.

9.       Termination.

         This  Agreement  may be  terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'
written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be directed or approved  by the vote of a majority of all of the  Directors  of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the  outstanding  voting  securities of the
Fund.

10.      Assignment or Amendment.

         This  Agreement  may not be amended  without the  affirmative  vote or written  consent of the holders of the
"majority" of the outstanding voting securities of the Fund and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.      Disclaimer of Shareholder Liability.

         OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Director or shareholder  of the Fund  personally,  but bind only the Fund and the  Fund's  property.  OFI  represents  that it has notice of the provisions of the Company's  Articles of  Incorporation  disclaiming  shareholder  liability for acts or obligations of the Fund.

12.      Definitions.

         The terms and provisions of this Agreement shall be interpreted  and defined in a manner  consistent with the provisions and definitions of the Investment Company Act.

                                                     PANORAMA SERIES FUND, INC.
                                                     on behalf of International Growth Fund/VA

                                                     By:    /s/ Robert G. Zack
                                                            Robert G. Zack
                                                            Vice President and Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:    /s/ John V. Murphy
                                                            John V. Murphy
                                                            Chairman, President and Chief Executive Officer

                                                      APPENDIX A

The Fund agrees to pay OFI and OFI agrees to accept as full  compensation  for the  performance  of all  functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the aggregate net assets of the Fund as of the close of each business day payable monthly at the following annual rates:

Government Securities Portfolio and Growth Portfolio:

                                            Government
                                            Securities Portfolio       Growth Portfolio
Net Asset Value                     Annual Rate               Annual Rate

First $300,000,000                          0.525%            0.625%
Next $100,000,000                   0.500%           0.500%
Amount over $400,000,000            0.450%           0.450%

International Growth Fund/VA:

Net Asset Value                                                                                         Annual Rate

First $250,000,000............................................................................................1.00%
Amount over $250,000,000......................................................................................0.90%

Total Return Portfolio:

Net Asset Value                                                                                         Annual Rate

First $600,000,000...........................................................................................0.625%
Amount over $600,000,000.....................................................................................0.450%